                                                                    EXHIBIT 10.9

                         TERMINATION AND NON-COMPETITION
                                    AGREEMENT

         This TERMINATION AND NON-COMPETITION AGREEMENT (the "Agreement") is made this 7th day of August, 1998 by and among Cendant Corporation ("Cendant"), William B. King Jr. ("Mr. King"), Kenneth L. Keith ("Mr. Keith") and Private Business, Inc. (the "Company"). All references to "Cendant" or the "Company" herein shall include all entities directly or indirectly controlled by such party through an ownership of fifty percent (50%) or more of the voting interests of such controlled entity.

         WHEREAS, the parties to this Agreement have entered into a Stock Purchase Agreement, dated as of July 24, 1998 (the "Purchase Agreement"), by and among the Company, the Selling Stockholders named therein and the Investors named therein; and

         WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises, as an inducement to the consummation of the transactions contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Termination. The right of first refusal conferred to Cendant in Exhibit B to the Agreement dated as of January 10, 1995 (the "Right of Refusal Agreement") by and among Cendant and Mr. King with respect to securities of the Company regardless of the holder thereof is hereby terminated in its entirety and shall have no further force or effect from and as of the date hereof. Any such securities are hereby expressly released from such right of first refusal and any other restrictions resulting from the Right of Refusal Agreement.

2. Non-Compete Covenants by Cendant. Cendant hereby agrees that during the period commencing on the date hereof and ending on the date which is the third anniversary of the date hereof (the "Non-Compete Period"), it will not, without the express written consent of the Company, directly or indirectly, engage in the business of offering services or products related to the purchase or financing of merchant receivables similar to those services or products currently offered by the Company; provided that the provisions of this Section 2 shall not prohibit Cendant from having legal or equitable ownership of not more than five percent (5%) of any class of debt or equity security in a company (other than Banking Solutions, Inc. and Towne Services, Inc.) (i) that has revenues attributable to such competitive business that constitute less than twenty-five (25%) of the total revenues of such company and (ii) with respect to which Cendant does not have the contractual right to nominate or appoint a member or members of the board of directors or consult with or advise management.

3. Non-Compete Covenants by Mr. Keith. Mr. Keith, for so long as he shall remain an employee or director of, or paid consultant to, Cendant, hereby agrees that during the Non-Compete Period, he will not, without the express written consent of the Company, directly or indirectly, engage in the business of offering services or products related to the purchase or financing of merchant receivables similar to those services or products currently offered by the Company. Mr. Keith hereby further agrees that the Non-Competition Agreement attached hereto as Exhibit A shall become effective at such time as he is no longer an employee or director of, or paid consultant to, Cendant.

4. Non-Compete Covenants by the Company. The Company hereby agrees that during the Non-Compete Period, it will not, without the express written consent of Cendant, directly or indirectly, engage in the business of (i) offering services or products similar to the checking account packages for individual checking account holders offered by the FISI*Madison Financial subsidiary of Cendant or
(ii) offering services or products related to the sale to individual consumers of accidental death and dismemberment (AD&D) insurance coverage; provided that the provisions of this Section 4 shall not prohibit the Company from having legal or equitable ownership of not more than five percent (5%) of any class of debt or equity security in a company (i) that has revenues attributable to such competitive business that constitute less than twenty-five (25%) of the total revenues of such company and (ii) with respect to which the Company does not have the contractual right to nominate or appoint a member or members of the board of directors or consult with or advise management.

5. Confidentiality.

   a. Restricted Use: Maintenance of Confidentiality. Cendant shall use all Confidential Information (as defined below) solely for the purpose of monitoring its investment in the Company as described in the Purchase Agreement, and for no other purpose. Cendant shall keep all Confidential Information secret and confidential and shall not disclose it to anyone except to a limited group of its own employees, directors and outside professional advisors who agree to be bound by this Agreement. Each person to whom such Confidential Information is disclosed shall be advised of its confidential nature and of the terms of this Agreement and, unless already bound by obligations of confidentiality sufficient to protect the interests of the Company as contemplated hereby, must agree to abide by the terms hereof. In any event, Cendant agrees to be responsible for any damage, loss, cost or liability (including legal fees) arising out of any breach of this Agreement by Cendant or its employees, agents and representatives and will take all reasonable measures to prevent its employees, agents and representatives from prohibited or unauthorized use or disclosure of Confidential Information.

     b. Confidential Information. "Confidential Information" shall include financial, marketing, organizational, technical, business process, client and other information related to the Company which is provided to Cendant by the Company in written form or transferred orally, visually, electronically or by any other means, as well as any compilations, interpretations, analyses and summaries thereof that Cendant or its employees, agents and advisors may prepare. Neither Cendant nor any of its directors, employees, agents or representatives will use any of the Confidential Information with respect to, or in furtherance of, its business, any of their respective businesses, or in the business of anyone else. Confidential Information shall not be deemed to include any information which Cendant can demonstrate was publicly available prior to its receipt thereof or thereafter became publicly available other than from Cendant's disclosure. Information shall be deemed "publicly available" if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained from any source other than the Company (or its directors, officers, employees or outside advisors); provided that such source
          (i) has not entered into a confidentiality agreement with the Company with respect to such information, (ii) is not otherwise prohibited from transferring the information to Cendant by a contractual, legal or fiduciary obligation, and (iii) has not obtained the information from all entity or person having such a confidentiality obligation.


     C. Compelled Disclosure. In the event that Cendant or any other person who received Confidential Information from Cendant in accordance with this Agreement becomes legally compelled to disclose any of the Confidential Information, Cendant will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that the Company is unable to obtain a protective order or other appropriate remedy, Cendant will furnish only that portion of the Confidential Information which it is advised by counsel is legally required and Cendant will exercise its reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.

6. Third Party Beneficiaries. Each of the parties hereby acknowledges and agrees that (i) the William B. King Jr. Annuity Trust, the Gregory A. Thurman Annuity Trust, Gregory A. Thurman and any other transferee of Mr. King and
(ii) TA Associates, Inc. and Summit Partners, LLC and their respective affiliates, successors and assigns are intended third party beneficiaries of
Section 1 of this Agreement.

7. Scope of Agreement. The parties acknowledge that the time, scope and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated hereby, (b) are given as an integral and essential part of the transactions contemplated hereby and (c) but for the covenants of contained in this Agreement, the Investors would not have entered into or consummated the transactions contemplated under the Purchase Agreement. Each of the parties hereto has independently consulted with its or his counsel and has been advised in all respects concerning the reasonableness and proprietary of the covenants contained herein and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

8. Certain Remedies; Severability. Each of the parties understands and agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement by any party hereto, and that the non-breaching party and its agents and representatives shall be entitled to specific performance and/or injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement but shall be in addition to all other remedies available at law or in equity. Each of the parties further agrees that no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which a party may have against any other party (or beneficiaries) hereto shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

9. Jurisdiction. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Tennessee to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of a party to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

10. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, delivered and received if delivered or sent in accordance with Section 10.6 of the Purchase Agreement.

11. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Tennessee, and shall not he modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company and Cendant by way of merger, consolidation, sale of stock or transfer of substantially all of the assets of the Company or Cendant, respectively. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof (including, without limitation, the provisions of the Confidentiality and Nonsolicitation Agreement dated as of April 15, 1998 between the Company and Cendant).

12. Headings. The headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and shall constitute the same instrument.


                                 [END OF TEXT]

         IN WITNESS WHEREOF, the parties to this Agreement have caused their respective names to be hereunto subscribed by their respective officer thereunto duty authorized as of the date first above written.

                                       PRIVATE BUSINESS, INC.

                                       By: /s/ Jerry Cover
                                           -------------------------------
                                           Name: Jerry Cover
                                           Title: President

                                       CENDANT CORPORATION

                                       By: /s/
                                           -------------------------------
                                           Name:
                                           Title: Executive Vice President

                                       /s/ William B. King Jr.
                                       -----------------------------------
                                       William B. King Jr.

                                       /s/ Kenneth L. Keith
                                       -----------------------------------
                                       Kenneth L. Keith